                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE PARTNERSHIP

                                                                                                      STATE OF
SUBSIDIARY                                                                                          ORGANIZATION
-----------------------------------------------------------------------------------------------   -----------------
National Propane, L.P..........................................................................        Delaware

National Sales & Service, Inc..................................................................        Delaware

Carib Gas Corporation of St. Croix.............................................................        Delaware

Carib Gas Corporation of St. Thomas............................................................        Delaware

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